Exhibit 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC NEWS RELEASE

Cheniere Energy Partners LP Holdings, LLC Receives Merger Proposal from Cheniere Energy, Inc.

Houston, Texas - May 17, 2018 - Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE American: CQH) announced today that its board of directors has received a proposal from Cheniere Energy, Inc. (“Cheniere”) (NYSE American: LNG) pursuant to which Cheniere would acquire the publicly held shares of Cheniere Partners Holdings not already owned by Cheniere in a stock for stock exchange. Subject to negotiation and execution of a definitive agreement, Cheniere is proposing consideration of 0.4500 Cheniere shares for each outstanding publicly-held share of Cheniere Partners Holdings as part of a transaction that would be structured as a merger of Cheniere Partners Holdings with a wholly-owned subsidiary of Cheniere. The proposed consideration represents a value of $28.24 per common share of Cheniere Partners Holdings based on the closing price of Cheniere’s shares as of May 16, 2018. The proposed transaction is expected to be a tax-free exchange to Cheniere Partners Holdings’ shareholders.

Cheniere owns approximately 91.9% of the issued and outstanding shares of Cheniere Partners Holdings.

The proposed transaction is subject to the negotiation and execution of a definitive agreement and approval of such definitive agreement and transactions contemplated thereunder by the board of directors of Cheniere, the board of directors of Cheniere Partners Holdings, and a conflicts committee established by the board of directors of Cheniere Partners Holdings, and the consummation of the proposed transaction would be subject to customary closing conditions. There can be no assurance that any such approvals will be forthcoming, that a definitive agreement will be executed, or that any transaction will be consummated.

About Cheniere Partners Holdings

Cheniere Partners Holdings owns an approximately 48.6% limited partner interest in Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP) as of March 31, 2018. Cheniere Partners Holdings’ only business consists of owning Cheniere Partners units and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners is constructing and operating natural gas liquefaction facilities at the Sabine Pass LNG terminal. Cheniere Partners plans to construct up to six natural gas liquefaction trains (“Trains”), which are in various stages of development, construction, and operations. Trains 1 through 4 are operational, Train 5 is under construction, and Train 6 is being commercialized and has all necessary regulatory approvals in place. Each liquefaction train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 4.5 mtpa of LNG and an adjusted nominal production capacity of approximately 4.3 to 4.6 mtpa of LNG. Cheniere Partners also owns and operates regasification facilities at the Sabine Pass LNG terminal and the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with a number of large interstate pipelines.

For additional information, please refer to the Cheniere Partners Holdings website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release includes “forward-looking statements”. In particular, statements using words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology generally involve forward-looking statements. The forward-looking statements contained herein (including statements regarding the proposed transaction and its effects, benefits and costs, savings, opinions, forecasts, projections, expected timetable for completion, expected distribution, and any other statements regarding Cheniere Partners Holdings’ and Cheniere’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not statements of historical fact) are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe that such estimates are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, assumptions may prove to be inaccurate. We caution that the forward-looking statements contained herein are not guarantees of future performance and that such statements may not be realized or the forward-looking statements or events may not occur. Actual results may differ materially from those anticipated or implied in forward-looking statements as a result of numerous factors, including, but not limited to, the negotiation and execution, and the terms and conditions, of a definitive agreement relating to the proposed transaction and the ability of Cheniere or Cheniere Partners Holdings to enter into or consummate such an agreement; the risk that the proposed merger does not occur; negative effects from the pendency of the proposed merger; the ability to realize expected cost savings and benefits; failure to obtain the required vote of Cheniere Partners Holdings’ shareholders; the timing to consummate the proposed transaction; the impact of regulatory changes; and other factors affecting future results disclosed in Cheniere’s and Cheniere Partners Holdings’ respective filings with the SEC (available at the SEC’s website at www.sec.gov), including but not limited to those discussed under Item 1A, “Risk Factors”, in Cheniere’s Annual Report on Form 10-K for the year ended December 31, 2017 and Cheniere Partners Holdings’ Annual Report on Form 10-K for the year ended December 31, 2017. These forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to update or revise any forward-looking statement or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a proxy or of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between Cheniere and Cheniere Partners Holdings. In the event that the parties enter into a definitive agreement with respect to the proposed transaction, the parties intend to file a registration statement on Form S-4, containing a proxy statement/prospectus (the “S-4”) with the SEC. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Cheniere or Cheniere Partners Holdings may file with the SEC or send to shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS OF CHENIERE PARTNERS HOLDINGS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS IF AND WHEN FILED, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

When available, investors and security holders will be able to obtain copies of the S-4, including the proxy statement/prospectus and any other documents that may be filed with the SEC in the event that the parties enter into a definitive agreement with respect to the proposed transaction free of charge at the SEC’s website at http://www.sec.gov. Copies of documents filed with the SEC by Cheniere will also be made available free of charge on Cheniere’s website at www.cheniere.com. Copies of documents filed with the SEC by Cheniere Partners Holdings will also be made available free of charge on Cheniere Partners Holdings’ website at www.cheniere.com.

Participants in the Solicitation

Cheniere, Cheniere Partners Holdings and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies from Cheniere Partners Holdings’ shareholders with respect to the proposed transaction. Information about Cheniere Partners Holdings’ directors and executive officers is set forth in Cheniere Partners Holdings’ 2017 annual report on Form 10-K, which was filed with the SEC on February 21, 2018. Information about Cheniere’s directors and executive officers is set forth in Cheniere’s proxy statement for its 2018 Annual Meeting of Shareholders, which was filed with the SEC on April 13, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction if and when they become available. Investors should read the proxy statement/prospectus carefully if and when it becomes available before making any voting or investment decisions.

CONTACTS

Investors
Randy Bhatia	713-375-5479
Megan Light	713-375-5492

Media Relations
Eben Burnham-Snyder	713-375-5764